As filed with the Securities and Exchange Commission on March 1, 2007

Registration Statement No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under
THE SECURITIES ACT OF 1933

PFIZER INC.
(Exact name of Registrant as specified in its charter)

DELAWARE

13-5315170

(State of Incorporation)

(I.R.S. Employer Identification No.)

 235 EAST 42ND STREET
NEW YORK, NEW YORK 10017-5755
(Address of Principal Executive Offices)

Pharmacia Savings plan for employees resident in Puerto Rico

(Full Title of the Plan)

MARGARET M. FORAN, ESQ.
PFIZER INC.
235 EAST 42ND STREET
NEW YORK, NEW YORK 10017-5755
(Name and Address of Agent for Services)
(212) 573-2323
(Telephone Number, including area code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.05 par value	200,000 shares	$25.74	$5,148,000	$158.04

(1)  Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Pharmacia Savings Plan for Employees Resident in Puerto Rico as well as any additional shares of Common Stock which become issuable pursuant to terms of the Pharmacia Savings Plan for Employees Resident in Puerto Rico providing for an increase in the amount of shares of Common Stock to be issued thereunder (without the receipt of consideration) to prevent dilution resulting from stock dividends, stock splits, recapitalizations or any other similar transaction effected by the Registrant.

(2)  Calculated in accordance with Rule 457(c) and Rule 457 (h) (1), solely for the purpose of calculating the registration fee.  The offering price per share is based on the average of the high and the low prices per share of the Common Stock on February 23, 2007, which was $25.74.

INTRODUCTION

                This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the "Commission") by Pfizer Inc., a Delaware corporation (the "Company") and the Pharmacia Savings Plan for Employees Resident in Puerto Rico (the "Plan" and with the Company collectively, the "Registrants"), relating to the Company's Common Stock, par value $.05 per share (the "Common Stock") as well as interests in the Plan to be offered to eligible participants under the Plan.

PART I.
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                The information required in Part I of this Registration Statement is included in prospectuses for the Plan that are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

  the Company's Annual Report on Form 10-K for the year ended December 31, 2006, the most recent Annual Report on Form 11-K filed after the date of this Registration Statement by the Plan, all other reports filed under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the " Exchange Act") since the end of the fiscal year covered by the financial statements included in the Company's most recent Annual Report on Form 10-K or the Plan's most recent Annual Report on Form 11-K; and
  the description of our common stock contained in our Registration Statement filed under Section 12 of the Exchange Act on March 1, 2004, including all amendments and reports updating the description.

     All documents filed by the Company or the Plan under Section 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters the distribution of all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and will be a part of this Registration Statement from the date that document was filed.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  The Company's Exchange Act file number with the Commission is 001-03619.

ITEM 4. DESCRIPTION OF SECURITIES
     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     The validity of the securities has been passed upon by Margaret M. Foran, Esq., Senior Vice President - Corporate Governance, Associate General Counsel and Corporate Secretary for the Company. Ms. Foran beneficially owns Common Stock and options to purchase Common Stock granted under the Pfizer Inc. Stock and Incentive Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against all liability and expenses (including, but not limited to, attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he/she may be involved by reason of the fact that he/she served or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, except for such expenses as the court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom.

     Pursuant to Article V, Section 1 of our By-Laws, we will indemnify directors and officers to the fullest extent permitted by applicable law as it presently exists or is amended. We are insured against actions taken under our By-Laws and the directors and officers are insured directly at our expense against such liabilities for which indemnification is not made. We have entered into agreements with our directors and certain of our officers requiring us to indemnify such persons to the fullest extent permitted by our By-Laws.  The Company has a directors and officers liability insurance policy that will reimburse the Company for any payments that it shall make to directors and officers pursuant to law or the indemnification provisions of its Restated Certificate of Incorporation and that will, subject to certain exclusions contained in the policy, further pay any other costs, charges and expenses and settlements and judgments arising from any proceeding involving any director or officer of the Company in his or her past or present capacity as such, and for which he may be liable, except as to any liabilities arising from acts that are deemed to be uninsurable.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Margaret M. Foran, Esq., Senior Vice President - Corporate Governance, Associate General Counsel and Corporate Secretary.
23(i)	Consent of Margaret M. Foran, Esq., Senior Vice President - Corporate Governance, Associate General Counsel and Corporate Secretary (contained in Exhibit 5.1).
23(ii)	Consent of KPMG, LLP, Independent Registered Public Accounting Firm
24	Power of Attorney (included on signature page(s) to this Registration Statement)

ITEM 9. UNDERTAKINGS
     The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent  post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, except to the extent that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range is reflected in the form of prospectus filed with the Securities and Exchange Commission (the " Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the " Calculation of Registration Fee” table in the effective Registration Statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply to this Registration Statement on Form S-8 to the extent that the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)  that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

iv.  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(5)  The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act  and each filing of the Plan’s annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of  appropriate jurisdiction the question whether such  indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)  The Registrant undertakes that it will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 22nd day of February, 2007

PFIZER INC.

By   /s/ JEFFREY B. KINDLER
        JEFFREY B. KINDLER
Chairman of the Board, Chief Executive Officer and Director
(Principal Executive Officer)

     Each person whose signature appears below hereby constitutes and appoints Margaret M. Foran, Allen P. Waxman and Gene A. Capello and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Jeffrey B. Kindler (Jeffrey B. Kindler)	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2007
/s/ Alan G. Levin (Alan G. Levin)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 22, 2007
/s/ Loretta V. Cangialosi (Loretta V. Cangialosi)	Vice President - Controller (Principal Accounting Officer)	February 22, 2007
/s/ Dennis A. Ausiello (Dennis A. Ausiello)	Director	February 22, 2007
/s/ Michael S. Brown (Michael S. Brown)	Director	February 22, 2007
/s/ M. Anthony Burns (M. Anthony Burns)	Director	February 22, 2007
/s/ Robert N. Burt (Robert N. Burt)	Director	February 22, 2007
/s/ W. Don Cornwell (W. Don Cornwell)	Director	February 22, 2007
/s/ William H. Gray, III (William H. Gray, III)	Director	February 22, 2007
/s/ Constance J. Horner (Constance J. Horner)	Director	February 22, 2007
/s/ William R. Howell (William R. Howell)	Director	February 22, 2007
/s/ Stanley O. Ikenberry (Stanley O. Ikenberry)	Director	February 22, 2007
/s/ George A. Lorch (George A. Lorch)	Director	February 22, 2007
/s/ Henry A. McKinnell (Henry A. McKinnell)	Director	February 22, 2007
/s/ Dana G. Mead (Dana G. Mead)	Director	February 22, 2007
/s/ Ruth J. Simmons (Ruth J. Simmons)	Director	February 22, 2007
/s/ William C. Steere, Jr. (William C. Steere, Jr.)	Director	February 22, 2007

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Pharmacia Savings Plan for Employees Resident in Puerto Rico has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 22nd day of February, 2007.

PHARMACIA SAVINGS PLAN FOR EMPLOYEES RESIDENT IN PUERTO RICO

By:       /s/ Richard A. Passov
Name: Richard A. Passov
Title:    Vice President & Treasurer

EXHIBIT INDEX
EXHIBIT

5.1 --	Opinion of Margaret M. Foran, Esq., Senior Vice President - Corporate Governance, Associate General Counsel and Corporate Secretary.
23(i) --	Consent of Margaret M. Foran, Esq., Senior Vice President - Corporate Governance, Associate General Counsel and Corporate Secretary (contained in Exhibit 5).
23(ii) --	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24 --	Power of Attorney (included as part of the signature page hereto).